Exhibit 99.1

Jack in the Box Inc. to Present at Investment Conferences

SAN DIEGO--(BUSINESS WIRE)--May 27, 2010--Jack in the Box Inc. (NASDAQ: JACK) will participate in two upcoming investment conferences:

  June 3, 2010, 9:00 a.m. ET – RBC Capital Markets Consumer & Retail Conference to be held in New York. (This conference will not be webcast.)
  June 29, 2010, 9:30 a.m. ET – Oppenheimer 10th Annual Consumer, Gaming, Lodging & Leisure Conference in Boston.

A simulcast of the Oppenheimer presentation will be available on the company’s website at http://investors.jackinthebox.com. An online replay will be available for three weeks following the presentation. To access the live simulcast, please go to the Jack in the Box website at least 15 minutes prior to the presentation to download and install any necessary audio software.

About Jack in the Box

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 500 restaurants in 43 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291